State of Missouri
[Seal of Missouri]                                Matt Blunt, Secretary of State

Corporations Division              James C. Kirkpatrick State Information Center
P.O. Box 778                       600 W. Main Street, Rm 322,
Jefferson City, MO 65102           Jefferson City, MO 65101

                            Amendment of Certificate
                             of Limited Partnership
                  (Submit in duplicate with filing fee of $25)

The undersigned for the purpose of amending a limited partnership under the Missouri Uniform Limited Partnership Law state the following:

(1) The name of the limited partnership is:
      Secured Investment Resources Fund, L.P. III

(2) The date the limited partnership was filed in Missouri is:
      April 20, 1988              #LP0001265

(3) If applicable, the certificate of limited partnership is amended as follows (check all that apply):

    [ ] The admission of a new general partner(s):

                                                            Filed FEB 21, 2001
                                                            /s/ Matt Blunt
                                                            Secretary of State

        ________________________________________________________________________
         Name of General Partner      Mailing Address         Date of Admission

    [X] The withdrawal of a general partner(s):
           See Attached Schedule A

        ________________________________________________________________________
        Name of General Partner        Mailing Address       Date of Withdrawal

    [ ] The continuation of the business under Section 359.451 after an event of withdrawal of a general partner:

(4) Any other amendments to the certificate are as follows: The mailing address of Nichols Resources, Ltd., the general partner, has changed to 104 Armour Road, North Kansas City, MO 64116.

(5) The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

    ----------------------------------------------------------------------------
      (Date may not be more than 90 days after the filing date in this office)

    In affirmative thereof, the facts stated above are true.

    General Partner (at least one existing general partner must sign)

      Nichols Resources,  Ltd.

      By: /s/ Christine Robinson                                 2/20/01
              (Signature)          (Printed Name)                (Date)
                                   Christine Robinson, President

      and

      All new general partners

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________
              (Signature)          (Printed Name)                (Date)

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                                   SCHEDULE A

         The following general partners have withdrawn, the Date of Withdrawal being July 21, 1998:

James R. Hoyt                       5453 W. 61st Place
                                    Mission, KS 66205

Bill P. Charcut                     11517 W. 101st Street
                                    Overland Park, KS 66214

Hoyt Partners III, L.P.             5453 W. 61st Place
                                    Mission, KS 66205

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